UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Mesa Air Group, Inc.

(Name of Registrant as Specified in its Charter)

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MESA AIR GROUP, INC.
410 North 44th Street, Suite 100
Phoenix, Arizona 85008

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on December 22, 2008

To Our Shareholders:

The Special Meeting of Shareholders of MESA AIR GROUP, INC., a Nevada corporation (the "Company"), will be held at the Company's headquarters, which are located at 410 North 44th Street, Suite 100, Phoenix, Arizona 85008 on December 22, 2008, at 10:00 a.m., Arizona time, for the following purposes:

  To approve the issuance of such number of shares of the Company's common stock as may be necessary to repurchase all of its outstanding Senior Convertible Notes due 2023 and Senior Convertible Notes due 2024 if the Company is required by noteholders to repurchase such notes in accordance with the indentures under which the notes were issued and certain related contractual agreements with respect to the 2023 notes, and if the Company elects to satisfy all or a portion of its repurchase obligations by issuing shares of its common stock;

  To approve the issuance, if necessary, of shares of the Company's common stock that may result in a person, persons, a group, or groups acquiring more than 20% of the company's outstanding common stock due to the Company's issuance of shares of common stock in satisfaction of its note repurchase obligations;

  To approve the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 900,000,000 shares; and

  To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Management of the Company cordially invites you to attend the special meeting and vote on these important matters. The attached Proxy Statement explains the reasons for the proposals and why the Company's Board of Directors encourages you to vote for approval of each of the proposals.

The Company's Board of Directors has fixed the close of business on November 10, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting or any postponement(s) or adjournment(s) thereof. Shares of the Company's common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

By Order of the Board of Directors

JONATHAN G. ORNSTEIN
Chairman of the Board and Chief Executive Officer

Phoenix, Arizona
November 24, 2008

IMPORTANT: IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MESA AIR GROUP, INC.
410 North 44th Street, Suite 100
Phoenix, Arizona 85008

PROXY STATEMENT

The Board of Directors (the "Board") of MESA AIR GROUP, INC., a Nevada corporation (the "Company"), is soliciting proxies to be used at a special meeting of shareholders of the Company to be held on December 22, 2008, at 10:00 a.m., Arizona time, at the Company's headquarters, which are located at 410 North 44th Street, Suite 100, Phoenix, Arizona 85008, and any adjournment(s) or postponement(s) thereof (the "Special Meeting"). This Proxy Statement and the enclosed form of proxy will be mailed to shareholders beginning November 25, 2008.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Q: What am I voting on?

A: You are voting on three proposals:

First, the issuance of such number of shares of the Company's common stock, no par value per share (the "Common Stock"), as may be necessary for the Company to repurchase its outstanding Senior Convertible Notes due 2023 (the "2023 Notes") and Senior Convertible Notes due 2024 (the "2024 Notes", and together with the 2023 Notes, the "Senior Notes"), if the Company is required by noteholders to repurchase the 2023 Notes in accordance with the Forbearance Agreements Relating to Senior Convertible Notes due 2023 previously entered into between the Company and certain holders of the 2023 Notes (collectively, the "Forbearance Agreements") and the Indenture dated June 16, 2003 (the "2003 Indenture"), and if the Company is required by noteholders to repurchase the 2024 Notes in accordance with the Indenture dated February 10, 2004 (the "2004 Indenture"), and in each case, if the Company elects to satisfy all or a portion of its repurchase obligations by issuing shares of Common Stock;

Second, if the Company is required by noteholders to repurchase the 2023 Notes or the 2024 Notes in accordance with the Forbearance Agreements or the 2004 Indenture, respectively, and if the Company elects to satisfy either, or both, of these repurchase obligations by issuing shares of Common Stock, the issuance by the Company, if necessary, of such number of shares of Common Stock as may result in a person, persons, a group, or groups holding more than 20% of the outstanding Common Stock due to the Company issuing shares of Common Stock in satisfaction of its repurchase obligations;

Three, the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock.

For a detailed description regarding the number of shares of Common Stock that may ultimately be issuable if the proposals are approved, see the Section of this Proxy Statement entitled "The Effect of the Common Stock's Market Price."

Q: Why does the Company Need to Hold this Vote?

A: Under the 2003 Indenture, the holders of the Company's 2023 Notes had the right to require the Company to repurchase the 2023 Notes on June 16, 2008 (the "2008 Put Right") at a price of $397.27 per $1,000 of 2023 Notes. During May of 2008, the Company and holders of approximately $77.8 million in aggregate face amount of 2023 Notes (collectively, the "Forbearing Holders") entered into Forbearance Agreements, pursuant to which the Forbearing Holders agreed to forebear from exercising their 2008 Put Rights, in exchange for the Company granting the Forbearing Holders, among other things, the right to require the Company to repurchase their outstanding 2023 Notes on January 31, 2009 (the "Forbearance Put Right") at a price of $412.89 per $1,000 of 2023 Notes. While the Company cannot predict if some or all of the Forbearing Holders will exercise their Forbearance Put Rights, if all of the Forbearing Holders exercise their Forbearance Put Rights, the Company will be required to repurchase their 2023 Notes on January 31, 2009 for approximately $23.1 million in cash, Common Stock or a combination thereof.

Holders of the Company's 2024 Notes have the right to require the Company to repurchase the 2024 Notes on February 10, 2009 (the "2009 Put Right") at a price of $583.40 per $1,000 of 2004 Notes, plus any accrued and unpaid cash interest. While the Company cannot predict if some or all of these noteholders will exercise their 2009 Put Rights, if all of the holders of the outstanding 2024 Notes exercise their 2009 Put Rights, the Company will be required to repurchase the 2024 Notes on February 10, 2009 for approximately $71.4 million in cash, Common Stock or a combination thereof.

If the Company elects to use shares of Common Stock to satisfy its repurchase obligations for either, or both, of the Forbearance Put Rights or 2009 Put Rights (collectively, the "Note Repurchase Obligations"), Nasdaq rules require that it not issue more than 20% of its outstanding Common Stock, in the aggregate, without shareholder approval. Without shareholder approval, the Company would only be able to issue up to 5,385,071 shares of Common Stock to satisfy its Note Repurchase Obligations. As an example, if the trading price of the Company's Common Stock as calculated under either the 2003 Indenture or 2004 Indenture is $0.35 per share, the Company could only issue enough stock to satisfy approximately $1.9 million of its Note Repurchase Obligations, and would be forced to use $92.6 million in cash. The Company is seeking shareholder approval for the issuance of additional shares of Common Stock in the event it elects to use such additional shares to satisfy all or a portion of its Note Repurchase Obligations. As of the date of this proxy, the Company intends to issue shares of its Common Stock to satisfy all of its Note Repurchase Obligations.

If the Company uses shares of Common Stock to satisfy its Note Repurchase Obligations, Nasdaq rules require that it not issue securities if it will result in a "change of control" of the Company, without shareholder approval. Under the Nasdaq rules, a "change of control" occurs when a person or group acquires 20% or more of the common stock, or 20% or more of the voting power, of a company upon the completion of an issuance of securities. Without shareholder approval, the Company would be limited to the number of shares of Common Stock it could issue to any person or group to satisfy its Note Repurchase Obligations to that person or group, and would force the Company to use cash to satisfy the remainder of its Note Repurchase Obligations to these parties. The Company is seeking shareholder approval for the issuance of shares of Common Stock that would result in a change of control, in the event that the Company elects to use such additional shares to satisfy all or a portion of its Note Repurchase Obligations, and the payment of its Note Repurchase Obligations results in a noteholder acquiring more than 20% of the Company's Common Stock as a result of the satisfaction of the Note Repurchase Obligations.

Currently, the Company's Articles of Incorporation authorize the Company to issue up to 75,000,000 shares of Common Stock, of which 26,925,359 shares are outstanding as of November 10, 2008. If the Company elects to issue shares of its Common Stock to satisfy all of its Note Repurchase Obligations, the Company will have to issue approximately 270,000,000 shares of Common Stock (assuming a price of $0.35 per share for the Company's Common stock) to the Forbearing Holders and the holders of the 2024 Notes, collectively. Without shareholder approval of the amendment to the Articles of Incorporation, as of November 10, 2008, the Company would only be able to issue up to 48,074,641 shares of Common Stock to satisfy its Note Repurchase Obligations. For purposes of example only, if the trading price of the Company's Common Stock as calculated under either the 2003 Indenture or 2004 Indenture is $0.35 per share, the Company would only have authorized capital to issue enough stock to satisfy approximately $16.8 million of its Note Repurchase Obligations and would be forced to use $77.7 million in cash. The Company is seeking shareholder approval for the amendment of its Articles of Incorporation to increase the amount of Common Stock the Company is authorized to issue, which will be necessary in the event the Company elects to issue additional shares of Common Stock to satisfy all or a portion of its Note Repurchase Obligations. As stated above, the Company intends to issue shares of its Common Stock to satisfy all or a portion of its Note Repurchase Obligations.

Q: Who Can Vote?

A: Shareholders of record as of the close of business on November 10, 2008 (the "Record Date"), may vote at the Special Meeting and at any adjournment or postponement of the meeting. Each shareholder has one vote for each share of Common Stock held of record on the Record Date. On the Record Date, 26,925,359 shares of the Company's Common Stock were issued and outstanding.

Q: How Can I Vote?

A: All valid proxies received by the Secretary of the Company before the Special Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If you do not specify on your proxy how you want to vote your shares and authority to vote is not specifically withheld, your shares will be voted as follows: (i) "for" the approval of the issuance of such number of shares of the Company's Common Stock as may be necessary to repurchase all of its outstanding Senior Notes if the Company is required to repurchase the 2023 Notes or the 2024 Notes in accordance with the Forbearance Agreements or the 2004 Indenture, respectively, and if the Company elects to satisfy all or a portion of its Note Repurchase Obligations by issuing shares of Common Stock ("Proposal No. 1"); (ii) "for" the approval of the issuance, if necessary, of such number of shares of Common Stock as may result in a person, persons, a group, or groups holding more than 20% of the outstanding Common Stock due to the Company issuing shares of Common Stock in satisfaction of all or a portion of its Note

Repurchase Obligations as provided for in Proposal No. 1 ("Proposal No. 2"); (iii) "for" the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock ("Proposal No. 3"); and (iv) to transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Shareholders who hold their shares in "street name" (i.e., in the name of a bank, broker or other record holder) must vote their shares in the manner prescribed by their brokers. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Q: Can I Revoke My Proxy?

A: You can revoke your proxy at any time before it is exercised in one of three ways:

(1) by delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy.

(2) by duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares.

(3) by attending the meeting and voting in person, provided that the shareholder notifies the Secretary at the meeting of his or her intention to vote in person at any time prior to the voting of the proxy.

Q: What is the Quorum Requirement of the Meeting?

A: A majority of the outstanding shares of Common Stock on November 10, 2008, constitutes a quorum for voting at this Special Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On November 10, 2008, there were 26,925,359 shares outstanding.

Q: What Vote is Required?

A: Under Nasdaq rules, with respect to Proposals No. 1 and No. 2, and Nevada law, with respect to Proposal No. 3, the affirmative vote of a majority of shares present in person or represented by proxy is required to approve Proposals No. 1, No. 2 and No. 3. Abstentions are treated as "shares present" at the meeting for purposes of determining if a quorum exists but will have no effect on the results of this vote.

Brokers holding shares for beneficial owners must vote these shares according to specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered "broker non-votes," and will be treated as "shares present" for purposes of determining whether there is a quorum, but will have no effect on the result of the vote.

Q: Are there any Dissenter's Rights or Appraisal Rights?

A: Pursuant to applicable Nevada law, there are no dissenter's or appraisal rights relating to the matters to be acted upon at the Special Meeting.

Q: Who is Soliciting my Proxy to Vote on these Proposals?

A: The Company's Board of Directors is requesting your proxy to vote on these proposals.

Q: What is the Voting Recommendation of the Board of Directors?

A: The Board recommends a vote "FOR" each of the three proposals.

Q: Will any other Matters to Be Acted Upon at the Meeting?

A: The Company does not know of any matters other than the proposals relating to; (i) the authorization of the Company to issue shares of Common Stock to satisfy all or a portion of its Note Repurchase Obligations, if it elects to issues shares of Common Stock to satisfy these obligations, (ii) the authorization of the Company to issue 20% or more of the Company's Common Stock, if necessary, to any person, persons, group, or groups to satisfy all or a portion of its Note Repurchase Obligations, and (iii) the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, that are expected to be presented for consideration at the Special Meeting. If any other matters are properly presented at the meeting, the shares represented by proxies will be voted in accordance with the judgment of the proxyholder voting those shares.

Q: Who is Paying for this Solicitation?

A: The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may also be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

The Company has engaged the Altman Group, a professional proxy solicitor, to solicit proxies on its behalf. The Company anticipates that the cost for the Altman Group's proxy solicitation services will be approximately $5,500 plus certain additional fees the Company incurs relating to contacting shareholders and out of pocket costs.

Q: Who Should I Contact if I Have any Questions?

A: If you have any questions before you vote, please contact the Company's proxy solicitor, The Altman Group, toll- free at 1-800-314-9816, and state that you are calling about Mesa Air Group, Inc.

PROPOSAL NO. 1 TO BE VOTED ON

ISSUANCE OF SUCH NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AS MAY BE NECESSARY TO REPURCHASE ALL OF ITS OUTSTANDING SENIOR CONVERTIBLE NOTES DUE 2023 AND SENIOR CONVERTIBLE NOTES DUE 2024 IF THE COMPANY IS REQUIRED BY NOTEHOLDERS TO REPURCHASE SUCH NOTES IN ACCORDANCE WITH THE INDENTURES UNDER WHICH THE NOTES WERE ISSUED AND CERTAIN RELATED CONTRACTUAL AGREEMENTS WITH RESPECT TO THE 2023 NOTES, AND IF THE COMPANY ELECTS TO SATISFY ALL OR A PORTION OF ITS REPURCHASE OBLIGATIONS BY ISSUING SHARES OF ITS COMMON STOCK.

Background

On June 16, 2003, the Company issued senior convertible notes due June 16, 2023 (the "2023 Notes"), which resulted in gross proceeds of $100.1 million. Pursuant to the indenture dated June 16, 2003 (the "2003 Indenture"), among the Company, certain subsidiaries of the Company as guarantors, and US Bank N.A. as trustee (the "Trustee"), the holders of the 2023 Notes had the right to require the Company to repurchase the 2023 Notes on June 16, 2008 (the "2008 Put Rights") at a price of $397.27 per $1,000 of 2023 Notes plus any accrued and unpaid cash interest.

During May of 2008, the Company and holders of approximately $77.8 million in the aggregate face amount of 2023 Notes (collectively, the "Forbearing Holders") entered into Forbearance Agreements Relating to Senior Convertible Notes Due 2023 (collectively, the "Forbearance Agreements"), pursuant to which the Forbearing Holders agreed to forebear from exercising their 2008 Put Rights. In exchange for this forbearance, the Company agreed to: (i) redeem 25% of the aggregate principal amount of each Forbearing Holder's 2023 Notes (collectively, the "Forbearing Holders 25% Redemptions"), in cash, at a price of $297.95 per $1,000 of 2023 Notes, (ii) issue the Forbearing Holders warrants to purchase 25,000 shares of Common Stock for each $1,000,000 in aggregate principal amount of 2023 Notes they agreed to forebear, and (iii) grant each Forbearing Holder the right to require the Company to repurchase all of their 2023 Notes on January 31, 2009 (the "Forbearance Put Rights") at a price of $412.89 per $1,000 of 2023 Notes. As a result of the Forbearing Holders 25% Redemptions, the Company redeemed approximately $19.5 million in aggregate face amount of 2023 Notes held by the Forbearing Holders in May of 2008, which leaves approximately $55.9 million in the aggregate face amount of 2023 Notes subject to the Forbearance Put Rights.

On June 16, 2008, holders of approximately $36.8 million in aggregate face amount of 2023 Notes who did not enter into Forbearance Agreements, exercised their 2008 Put Rights with respect to their 2023 Notes. Pursuant to the terms of the 2003 Indenture, the Company was required to repurchase the 2023 Notes for approximately $14.8 million, which the Company elected to pay for in cash.

On February 10, 2004, the Company issued senior convertible notes due February 10, 2024 (the "2024 Notes"), which resulted in gross proceeds of $100.0 million. Pursuant to the indenture dated February 10, 2004 (the "2004 Indenture"), among the Company, certain subsidiaries of the Company as guarantors, and the Trustee, the holders of the 2024 Notes have the right to require the Company to repurchase the 2024 Notes on February 10, 2009 (the "2009 Put Right") at a price of $583.40 per $1,000 of 2024 Notes, plus any accrued and unpaid cash interest. As a result of prior conversions of the 2024 Notes by holders, and the Company's repurchase of 2024 Notes on the open market, as of November 10, 2008, there were approximately $122.4 million in aggregate face amount of 2024 Notes outstanding.

If all of the Forbearing Holders exercise their Forbearance Put Rights, and all the holders of the 2024 Notes exercise their 2009 Put Right, the Company will be required to repurchase the Forbearing Holders' 2023 Notes for approximately $23.1 million on January 31, 2009, and the outstanding 2024 Notes for approximately $71.4 million on February 10, 2009, with an aggregate total of $94.5 million, in cash, shares of Common Stock or a combination thereof. The Company has the right to elect whether to use cash, shares of Common Stock or a combination thereof to repurchase the 2023 Notes under the Forbearance Put Rights and also the 2024 Notes pursuant to the 2009 Put Rights. If the holders of either, or both of, the 2023 Notes or the 2024 Notes exercise their Forbearance Put Rights or their 2009 Put Rights, respectively, the Company intends to issue shares of Common Stock to satisfy all of its note repurchase obligations.

If the Company uses shares of Common Stock to satisfy all or a portion of its repurchase obligations for either, or both, of the Forbearance Put Rights or the 2009 Put Rights (collectively, the "Note Repurchase Obligations"), Nasdaq rules require that it not issue more than 20% of its Common Stock, in the aggregate, without shareholder approval. Unless the Company obtains shareholder approval, it would only be able to issue up to 5,385,071 shares of Common Stock in satisfaction of its Note Repurchase Obligations (based on 26,925,359 shares of Common Stock outstanding). As an example, if the trading price of the Company's Common Stock for purposes of either the 2003 Indenture or 2004 Indenture was $0.35 per share, the Company could issue stock to repurchase approximately $1.9 million of the 2023 Notes or 2024 Notes and would be forced to use $92.6 million in cash to satisfy its remaining Note Repurchase Obligations. The Company is seeking shareholder approval to issue a sufficient number of shares of Common Stock in the event it elects to use shares of Common Stock to satisfy all of its Note Repurchase Obligations. The terms of the 2023 Notes and 2024 Notes are described in greater detail below in the sections entitled "Material Terms of the 2023 Notes" and "Material Terms of the 2024 Notes," respectively.

Why the Company is Seeking Shareholder Approval

In the event that the holders of the Senior Notes request that the Company repurchase their notes, the Company intends to issue shares of its Common Stock to satisfy all of its Note Repurchase Obligations. As explained in additional detail below, the Company's ability to use shares of Common Stock to satisfy its Note Repurchase Obligations it is subject to the following limitations:

  Pursuant to NASDAQ Rules (as defined below), the Company is required to obtain shareholder approval to issue shares of Common Stock equal to 20% or more of the Common Stock outstanding before the issuance for less than the greater of book or market value of the stock.

  As of November 10, 2008, the Company had outstanding 26,925,359 shares of Common Stock. Accordingly, unless the Company obtains shareholder approval, it will only be able to issue up to 5,385,071 shares of Common Stock to satisfy its repurchase obligations with respect to both the 2023 Notes and the 2024 Notes. Assuming the trading price of the Company's Common Stock (as calculated under either the 2003 Indenture or 2004 Indenture) is $0.35 per share, the Company could only issue stock to repurchase a total of approximately $1.9 million of the 2023 Notes and 2024 Notes. Note, this trading value assumes that the Common Stock's average market price and the resulting actual maximum value that the Company would be able to satisfy by issuing shares of Common Stock will ultimately be based upon the Common Stock's average market price for the five trading day period ended January 28, 2009 and February 5, 2009 pursuant to the formulas set forth in the 2003 Indenture and 2004 Indenture, respectively.

  If all Forbearing Holders and holders of the 2024 Notes exercise their right to require the Company to repurchase all of their 2023 Notes and 2024 Notes, respectively, and the Company is not able to issue more than 5,385,071 shares of Common Stock because shareholders do not approve this Proposal, and assuming a trading price of $0.35 per share, the Company would be required to use cash to satisfy approximately $92.6 million of its Note Repurchase Obligations. A requirement to fund such amount in cash would have a material adverse effect on the Company's financial condition.

  If the Company does not have adequate cash resources to make any required cash repurchases of either the 2023 Notes or 2024 Notes in the event it does not receive shareholder approval to issue additional shares of Common Stock, the Company may not be able to satisfy its Note Repurchase Obligations, in which case the Company would be in default under both the 2003 Indenture and 2004 Indenture, and the Company's business and operations would be materially adversely affected.

Applicable NASDAQ Rules

The Marketplace Rules of the NASDAQ Stock Market (the "NASDAQ Rules") require shareholder approval in connection with a transaction for the sale, issuance or potential issuance by the Company of shares of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance, when the issuance of the shares is for less than the greater of book or market value of the stock. Based on how the value of shares of Common Stock used in connection with repurchases are calculated under the 2003 Indenture and 2004 Indenture, respectively, and on the current book and market value of our Common Stock, our use of Common Stock to satisfy our Note Repurchase Obligations could result in the issuance of shares for less than the greater of book or market value. As of November 10, 2008, the Company had 26,925,359 shares of Common Stock outstanding. Accordingly, in connection with any repurchase of notes pursuant to our Note Repurchase Obligations, based on recent stock prices, unless the Company obtains shareholder approval, the Company may only issue up to 5,385,071 shares of Common Stock to satisfy its Note Repurchase Obligations without prior shareholder approval.

The Effect of the Common Stock's Market Price

If the Company uses shares of Common Stock to satisfy all or a portion of its Note Repurchase Obligations, it will be required to issue that number of shares equal to the quotient obtained by dividing (i) the amount of cash to which the Forbearing Holders or the holders of 2004 Notes would have been entitled had the Company elected to pay all or a specified percentage, as the case may be, of the repurchase price in cash by (ii) the market price of a share of Common Stock. The "market price" of Common Stock means the average of the closing sale price of the Company's Common Stock for the five trading day period ending on the third business day (if the third business day prior to January 31, 2009 and February 10, 2009, respectively, is a trading day or, if not, then on the last trading day) prior to January 31, 2009 with respect to the 2023 Notes, or February 10, 2009 with respect to the 2024 Notes, appropriately adjusted to take into account the occurrence, during the five trading day period, of certain events (i.e. stock splits, rights issuances and other distributions).

The below table illustrates the effect of the market price for the Company's Common Stock and the resulting amount of Common Stock that may be issued without shareholder approval.

Market Price	Number of Shares issuable without Shareholder Approval	Maximum Value of Notes that Newly Issued Common Stock can Repurchase

$0.40	5,385,071	$2,154,028.40
$0.35	5,385,071	$1,884,774.85
$0.30	5,385,071	$1,615,521.30
$0.25	5,385,071	$1,346,267.75
$0.20	5,385,071	$1,077,014.20
$0.15	5,385,071	$807,760.65
$0.10	5,385,071	$538,507.10

The Company cannot predict what the applicable market price will ultimately be, but has used the above table for illustrative purposes. Each increase/decrease of $0.05 per share would result in an increase/decrease of $269,000 in the amount of Senior Notes that the Company could repurchase using Common Stock. The Company has considered the possible impact of a decline in the price of its Common Stock from its current level and is seeking approval to issue such number of shares of the Company's Common Stock as may be necessary to repurchase all of 2023 Notes and 2024 Notes if the Company is required by the Forbearing Holders and the holders of 2024 Notes to repurchase all of their Senior Notes, and if the Company elects to satisfy all or a portion of its Note Repurchase Obligations by issuing shares of Common Stock. Furthermore, the price of the Company's Common Stock could significantly decline between January 31, 2009, the exercise date of the Forbearing Put Right, and February 10, 2009, the exercise date for the 2009 Put Right.

The below table illustrates the effect of the market price for the Company's Common Stock, and the resulting amount of Common Stock that the Company must issue, if all Forbearing Holders and the holders of the 2024 Notes require the Company to repurchase all of their Senior Notes, and if the Company elects to satisfy its Note Repurchase Obligations solely by issuing shares of Common Stock.

Market Price	Maximum Note Repurchase Obligation	Number of Shares of Common Stock that the Company Must Issue

$0.40	$94,500,000	236,000,000
$0.35	$94,500,000	270,000,000
$0.30	$94,500,000	315,000,000
$0.25	$94,500,000	378,000,000
$0.20	$94,500,000	472,000,000
$0.15	$94,500,000	630,000,000
$0.10	$94,500,000	945,000,000

The Company wishes to retain the flexibility to use all cash, all stock or a combination thereof to satisfy its Note Repurchase Obligations in the event that the Forbearing Holders and the holders of 2024 Notes exercise their Forbearing Put Rights and 2009 Put

Rights, respectively. However, in the event that a significant number of the holders of the Senior Notes request that the Company repurchase their notes, the Company intends to issue shares of its Common Stock to satisfy all of its Note Repurchase Obligations. In the event that the Company does not obtain shareholder approval of this Proposal, it will not be able to issue more than 5,385,071 shares of Common Stock in connection with any repurchase of the Senior Notes and would be forced to use cash to satisfy the remainder of its Note Repurchase Obligations. There can be no guarantee that the Company would have adequate cash resources to satisfy the remainder of its Note Repurchase Obligations when they become due. Any such failure to have the ability to issue shares or have adequate cash could result in a default under the Indenture.

Limitation on Stock Issuances

In no event will the Company elect to satisfy its Note Repurchase Obligations by issuing shares of Common Stock or a combination of shares of Common Stock and cash if such election would cause any "person" or "group" (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934) to become the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly through one or more intermediaries, of more than 35% of the voting power of the outstanding voting stock of the Company.

Effect on Outstanding Common Stock

The issuance of shares of Common Stock to satisfy the Company's repurchase obligations with respect to Forbearing Holders' 2023 Notes and the outstanding 2024 Notes would have a dilutive effect on the Company's earnings per share, and on each shareholder's percentage voting power and reduction of amounts available on liquidation. The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future. However, such effects might include dilution of the voting power.

In addition, such issuance of additional shares of Common Stock by the Company may also potentially have an anti- takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management. The increase in authorized shares of Common Stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

Material Terms of the 2023 Notes

Interest. Cash interest was payable on the 2023 Notes at a rate of 2.4829% per year on the principal amount at maturity, payable semiannually in arrears on June 16 and December 16 of each year, beginning December 16, 2003, until June 16, 2008. Sine that date, the Company has not paid cash interest on the 2023 Notes prior to maturity, and the 2023 Notes started accruing interest at a rate of 6.25% until maturity.

Maturity. On June 16, 2023, the maturity date of the 2023 Notes, the principal amount of each 2023 Note will be $1,000. Due to prior conversions and redemptions, the aggregate amount due at maturity, including interest accrued from June 16, 2008, will be $55.9 million ($23.1 million current carrying value).

Subsidiary Guarantors; Subordination. Each of the Company's wholly owned domestic subsidiaries is a guarantor of the 2023 Notes on an unsecured basis. The 2023 Notes and the 2023 Note guarantees are senior unsecured obligations and rank equally with the Company's existing and future senior unsecured indebtedness, including but not limited to the 2024 Notes. The 2023 Notes and the 2023 Note guarantees are junior to any of the Company's secured obligations and any of the Company's wholly owned subsidiaries to the extent of the collateral pledged.

Convertibility of the 2023 Notes. The 2023 Notes are convertible into shares of the Company's Common Stock at a conversion rate of 39.727 shares per $1,000 in principal amount at maturity of the notes which equals an initial conversion price of approximately $10.00 per share. This conversion rate is subject to adjustment in certain circumstances. Holders of the 2023 Notes may convert their Notes if: (i) after June 30, 2003, the sale price of the Company's Common Stock exceeds 110% of the accreted conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding quarter; (ii) prior to June 16, 2018, the trading price for the 2023 Notes falls below certain thresholds; (iii) the 2023 Notes have been called for redemption; or (iv) specified corporate transactions occur.

Redemption of the 2023 Notes at the Company's Option. The Company may redeem the 2023 Notes, in whole or in part, beginning on June 16, 2008, at a redemption price equal to the issue price, plus accrued original issue discount, plus any accrued and unpaid cash interest.

Purchase of the 2023 Notes by the Company at the Option of the Holder. The holders of the 2023 Notes may require the Company to repurchase the 2023 Notes on June 16, 2013 at a price of $540.41 per $1,000 per 2023 Notes plus accrued and unpaid cash interest, if any, and on June 16, 2018 at a price of $735.13 per Note plus accrued and unpaid cash interest, if any.

Events of Default. In the event of a default on the 2023 Notes, the due date of the 2023 Notes may be accelerated if demanded by the Trustee or by holders of at least 25% of the principle amount of the 2023 Notes, subject to rescission of the acceleration by holders of 51% of the 2023 Notes if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived. The due date of the 2023 Notes is automatically accelerated without further action by holders of the 2023 Notes if certain bankruptcy-related events of default occur, subject to rescission of the acceleration as described in the previous sentence.

Registration of 2023 Notes. Pursuant to a registration rights agreement entered into in connection with the 2003 Indenture, the Company filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (File No. 333-108490), which became effective on November 24, 2003, covering the resale of the 2023 Notes and the underlying Common Stock. The Company subsequently amended the shelf registration statement on two occasions, which amendments became effective on February 11, 2004 and November 18, 2004, respectively.

Further Information. The terms of the 2023 Notes are complex and only briefly summarized above. For further information on the 2023 Notes and the rights of the holders of the 2023 Notes, please refer to the descriptions contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, and the 2003 Indenture and the Form of Note, which contain a complete statement of the terms and conditions of the 2023 Notes, and are filed as exhibits to such report.

Material Terms of the 2024 Notes

Interest. Cash interest is payable on the 2024 Notes at a rate of 2.115% per year on the principal amount at maturity, payable semiannually in arrears on August 10 and February 10 of each year, beginning August 10, 2004, until February 10, 2009. After that date, the Company will not pay cash interest on the 2024 Notes prior to maturity, and the 2024 Notes will begin accruing interest at a rate of 3.625% until maturity.

Maturity. On February 10, 2024, the maturity date of the 2024 Notes, the principal amount of each 2024 Note will be $1,000. Due to prior conversions and the Company's repurchase of 2024 Notes on the open market, the aggregate amount due at maturity, including interest accrued from February 10, 2009, will be $122.4 million ($71.4 million current carrying value).

Subsidiary Guarantors; Subordination. Each of the Company's wholly owned domestic subsidiaries is a guarantor of the 2024 Notes on an unsecured basis. The 2024 Notes and the 2024 Note guarantees are senior unsecured obligations and rank equally with the Company's existing and future senior unsecured indebtedness, including, but not limited to, the 2023 Notes. The 2024 Notes and the 2024 Note guarantees are junior to any of the Company's secured obligations and any of the Company's wholly owned subsidiaries to the extent of the collateral pledged.

Convertibility of the 2024 Notes. The 2024 Notes are convertible into shares of the Company's Common Stock at a conversion rate of 40.3737 shares per $1,000 in principal amount at maturity of the 2024 Notes which equals an initial conversion price of approximately $14.45 per share. This conversion rate is subject to adjustment in certain circumstances. Holders of the 2024 Notes may convert their 2024 Notes if: (i) after March 31, 2004, the sale price of the Company's Common Stock exceeds 110% of the accreted conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding quarter; (ii) prior to February 10, 2019, the trading price for the 2024 Notes falls below certain thresholds; (iii) the 2024 Notes have been called for redemption; or (iv) specified corporate transactions occur.

Redemption of the 2024 Notes at the Company's Option. The Company may redeem the 2024 Notes, in whole or in part, beginning on February 10, 2009, at a redemption price equal to the issue price, plus accrued original issue discount, plus any accrued and unpaid cash interest.

Purchase of the 2024 Notes by the Company at the Option of the Holder. The holders of the 2024 Notes may require the Company to repurchase the 2024 Notes on February 10, 2009 at a price of $583.40 per $1,000 of 2024 Notes plus accrued and unpaid cash interest, if any, on February 10, 2014 at a price of $698.20 per $1,000 of 2024 Notes plus accrued and unpaid cash interest, if any, and on February 10, 2019 at a price of $835.58 per $1,000 of 2024 Notes plus accrued and unpaid cash interest, if any.

Events of Default. In the event of a default on the 2024 Notes, the due date of the 2024 Notes may be accelerated if demanded by the Trustee or by holders of at least 25% of the principle amount of the 2024 Notes, subject to rescission of the acceleration by holders of 51% of the 2024 Notes if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived. The due date of the 2024 Notes is automatically accelerated without further action by holders of the 2024 Notes if certain bankruptcy-related events of default occur, subject to rescission of the acceleration as described in the previous sentence.

Registration of 2024 Notes. Pursuant to a registration rights agreement entered into in connection with the 2004 Indenture, the Company filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission on May 7, 2004 (File No. 333-115312), which became effective on August 5, 2004, covering the resale of the 2024 Notes and the underlying Common Stock. The Company subsequently amended the shelf registration statement, which amendment became effective on July 20, 2004.

Further Information. The terms of the 2024 Notes are complex and only briefly summarized above. For further information on the 2024 Notes and the rights of the holders of the 2024 Notes, please refer to the descriptions contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, and the 2004 Indenture and the Form of 2024 Note, which contain a complete statement of the terms and conditions of the 2024 Notes, and are filed as exhibits to such report.

Shares of Common Stock Issued in Exchange for 2023 Notes and 2024 Notes will be Registered Securities

Pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), shares of Common Stock that the Company uses to satisfy our Note Repurchase Obligations for the 2023 Notes and 2024 Notes will be deemed registered securities under the Securities Act upon consummation of the exchange.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE THE ISSUANCE OF SUCH NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AS MAY BE NECESSARY TO REPURCHASE ALL OF ITS OUTSTANDING SENIOR CONVERTIBLE NOTES DUE 2023 AND SENIOR CONVERTIBLE NOTES DUE 2024 IF THE COMPANY IS REQUIRED BY NOTEHOLDERS TO REPURCHASE SUCH NOTES IN ACCORDANCE WITH THE INDENTURES UNDER WHICH THE NOTES WERE ISSUED AND CERTAIN RELATED CONTRACTUAL AGREEMENTS WITH RESPECT TO THE 2023 NOTES, AND IF THE COMPANY ELECTS TO SATISFY ALL OR A PORTION OF ITS REPURCHASE OBLIGATIONS BY ISSUING SHARES OF ITS COMMON STOCK.

PROPOSAL NO. 2 TO BE VOTED ON

THE ISSUANCE, IF NECESSARY, OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY RESULT IN A PERSON, PERSONS, A GROUP, OR GROUPS ACQUIRING MORE THAN 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK DUE TO THE COMPANY'S ISSUANCE OF SHARES OF COMMON STOCK IN SATISFACTION OF ITS NOTE REPURCHASE OBLIGATIONS

Background

As described in Proposal No. 1, the Forbearing Holders and all of the holders of 2024 Notes will have the right to require the Company to repurchase all of their 2023 Notes on January 31, 2008 and 2024 Notes on February 10, 2009, respectively. The Company has the right to elect whether to use cash, shares of Common Stock or a combination thereof to satisfy these Note Repurchase Obligations, and wishes to retain the flexibility to use all cash, all stock or a combination thereof to satisfy these payment obligations. However, in the event a significant number of the holders of Senior Notes request that the Company repurchase their notes, the Company intends to issue shares of its Common Stock to satisfy all of its Note Repurchase Obligations.

The Company is unable to accurately forecast the total amount of its Note Repurchase Obligations, the market price of its Common Stock to be issued to satisfy these repurchase obligations, if the Company elects to issue Common Stock, or how many shares of Common Stock it may have to issue to any person, persons, group or groups to satisfy its Note Repurchase Obligations to particular noteholders. If the Company elects to issue shares of its Common Stock to satisfy all of its Note Repurchase Obligations, it may be necessary for the Company to issue a substantial number of shares of Common Stock to certain persons or groups, if these persons or groups hold significant amounts of Senior Notes and exercise their rights to have the Company repurchase their Senior Notes. Under certain circumstances, it is possible, that the Company may have to issue more than 20% of its outstanding Common Stock to a Forbearing Holder or holder of 2024 Notes in order to satisfy the Company's Note Repurchase Obligations to that notehodler.

If the Company does not obtain shareholder approval of this Proposal No. 2, it will not be able to issue more than 20% of its outstanding Common Stock to any particular Forbearing Holder or holder of 2024 Notes in connection with its Note Repurchase Obligations, and would be forced to use cash to satisfy the remainder of its repurchase obligations. There can be no guarantee that the Company would have adequate cash resources to satisfy the remainder of its Note Repurchase Obligations if, or when, they become due. Any such failure to have the ability to issue these shares or have adequate cash could result in a default under either, or both of, the 20003 Indenture or 2004 Indenture.

Why the Company is Seeking Shareholder Approval

In the event that a significant number of the holders of the Senior Notes request that the Company repurchase their notes, the Company intends to issue shares of its Common Stock to satisfy all of its Note Repurchase Obligations. If the Company uses shares of Common Stock to satisfy all or a portion of its Note Repurchase Obligations, Nasdaq Rules require that it not issue securities if it will result in a "change of control" of the Company, without shareholder approval. Under the Nasdaq Rules, a "change of control" occurs when a "person" or "group" (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934) acquires 20% or more of the common stock, or 20% or more of the voting power, of a company upon the completion of an issuance of securities. Without shareholder approval, the Company would be limited to the number of shares of Common Stock it could issue to any particular person or group to satisfy its Note Repurchase Obligations to that person, persons, group or groups, and force the Company to use cash to satisfy the reminder of these Note Repurchase Obligations. If the Company does not have adequate cash resources to make any required cash repurchases of either 2023 Notes or 2024 Notes, the Company may not be able to satisfy all of its Note Repurchase Obligations, in which case the Company could be in default under either, or both, of the 2003 Indenture or 2004 Indenture, and the Company's operations and financial condition could be materially adversely affected.

Limitation on Stock Issuances

In no event will the Company elect to satisfy its Note Repurchase Obligations by issuing shares of Common Stock or a combination of shares of Common Stock and cash if such election would cause any "person" or "group" (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934) to become the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly through one or more intermediaries, of more than 35% of the voting power of the outstanding voting stock of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE THE ISSUANCE, IF NECESSARY, OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY RESULT IN A PERSON, PERSONS, A GROUP, OR GROUPS ACQUIRING MORE THAN 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK DUE TO THE COMPANY'S ISSUANCE OF SHARES OF COMMON STOCK IN SATISFACTION OF ITS NOTE REPURCHASE OBLIGATIONS.

PROPOSAL NO. 3 TO BE VOTED ON

AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

Background.

Our Articles of Incorporation currently provide the Company with the authority to issue up to 77,000,000 shares of stock, of which 75,000,000 shares are designated as Common Stock, no par value per share, and 2,000,000 are designated as preferred stock, no par value per share. As of November 10, 2008, we had 26,925,359 shares of common stock issued and outstanding.

As described in Proposal No. 1, the Forbearing Holders of 2023 Notes and all of the holders of 2024 Notes will have the right to require the Company to repurchase all of their respective 2023 Notes on January 31, 2008, and 2024 Notes on February 10, 2009. The Company has the right to elect whether to use cash, stock or a combination thereof to satisfy these Note Repurchase Obligations, and wishes to retain the flexibility to use all cash, all stock or a combination thereof to satisfy its payment obligations. However, in the event that a significant number of the holders of Senior Notes request that the Company repurchase their notes, the Company intends to issue shares of its Common Stock to satisfy all of its Note Repurchase Obligations. If the Company issues shares of its Common Stock to satisfy all its Note Repurchase Obligations, the Company will have to issue approximately 270,000,000 (based upon a stock price of $0.35 per share) shares of Common Stock to the Forbearing Holders and the holders of 2024 Notes, collectively. As of November 10, 2008, the Company is only authorized to issue 48,074,641 additional shares of Common Stock.

Text of the Amendment

The amendment would result in the text of the first paragraph of the Forth Article of the Company's Articles of Incorporation reading as follows:

"FOURTH: The Corporation is authorized to issue two classes of shares of capital stock designated as "Common Stock" and "Preferred Stock." The total number of shares of voting Common Stock which the Corporation shall have authority to issue is Nine Hundred Million (900,000,000) shares, with no par value. Each share of Common Stock issued and outstanding shall be entitled to one vote. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Two Million (2,000,000) shares, with no par value. The Board of Directors may divide the shares of Preferred Stock into classes or series and shall, by resolution, fix and determine the voting powers, designations, preferences, limitation, restrictions, relative rights and distinguishing designation of each class or series."

Why the Company is Seeking Shareholder Approval

Without shareholder approval of the amendment to the Articles of Incorporation, the Company would only be able to issue up to 48,074,641 shares of Common Stock to satisfy its Note Repurchase Obligations. As an example, if the trading price of the Company's Common Stock as calculated under either the 2003 Indenture or the 2004 Indenture was $0.35 per share, the Company would only be authorized to issue enough shares of Common Stock to satisfy approximately $16.8 million of its Note Repurchase Obligations, and would be forced to use $77.7 million in cash. The Company is seeking shareholder approval to amend its Articles of Incorporation to increase the amount of Common Stock the Company is authorized to issue from 70,000,000 to 900,000,000, increasing the likelihood that the Company will be able to satisfy its Note Repurchase Obligations in the event the Company elects to issue additional shares of Common Stock to satisfy these obligations.

Moreover, if the Company does not obtain shareholder approval of this Proposal (assuming approval of both Proposal No. 1 and Proposal No. 2), it will not be able to issue more than 48,074,641 shares of Common Stock in connection with any repurchase of its Senior Notes, and would be forced to use cash to satisfy the remainder of its Note Repurchase Obligations. There can be no guarantee that the Company would have adequate cash resources to satisfy the remainder of its Note Repurchase Obligations when they become due. Any such failure to have the ability to issue shares, or have adequate cash, could result in a default under either, or both, of the 2003 Indenture or 2004 Indenture.

Rights of the shares of Common Stock to be issued

The additional shares of Common Stock for which authorization is sought will have the same terms and rights as the shares of Common Stock now authorized. Subject to applicable provisions of law and the approval of this Proposal No. 3 by the Company's stockholders, the proposed additional shares of Common Stock may be issued at such time and on such terms and conditions as the board may determine without further approval or action by the stockholders.

Effect on Outstanding Common Stock

The issuance of shares of Common Stock to satisfy the Company's repurchase obligations with respect to Forbearing Holders' 2023 Notes and the outstanding 2024 Notes would have a dilutive effect on the Company's earnings per share, and on each stockholder's percentage voting power and reduction of amounts available on liquidation. The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future. However, such effects might include dilution of the voting power.

In addition, such issuance of additional shares of Common Stock by the Company may also potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management. The increase in authorized shares of Common Stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

Other Plans With Respect to Authorized Shares

The Company has no plans to use the increased number of authorized shares of Common Stock subject to this Proposal No. 3 for any purpose other than meting the Company's repurchase obligations with respect to the outstanding 2023 Notes and 2024 Notes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of November 10, 2008 by (i) each director of the Company, (ii) each of the Company's officers named in the Summary Compensation Table (collectively, the "Named Executive Officers"), (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares(1)	Options/ Warrants/ Convertible Notes(1)	Total(1)	Percent(1)
Dimensional Fund Advisors Inc. (2)	2,457,498	—	2,457,498	9.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Donald Smith & Co., Inc. (3)	3,393,181	—	3,393,181	12.5%
152 West 57th Street
New York, NY 10019
Heartland Advisors, Inc. (4) William J. Nasgovitz	3,151,140	—	3,151,140	11.6%
789 North Water Street
Milwaukee, WI 53202
QVT Financial LP (5) QVT Financial GP LLC	50,912	1,469,887	1,520,799	5.6%
1177 Avenue of the Americas, 9th Floor
New York, New York 10036
Thompson, Siegal & Walmsley, Inc. (6)	2,067,915	—	2,067,915	7.6%
6806 Paragon Place, Suite 300
Richmond, VA 23230
Directors
Jonathan G. Ornstein	241,269	689,846	931,115	3.5%
Daniel J. Altobello	9,221	53,685	62,906	*
Carlos Bonilla	3,721	4,515	8,236	*
Joseph L. Manson	2,221	16,214	18,435	*
Robert Beleson	2,221	20,302	22,523	*
Maurice A. Parker	11,221	12,758	23,979	*
Peter F. Nostrand	30,721	12,884	43,605	*
Richard R. Thayer	6,221	4,515	10,736	*
Named Executive Officers
Michael J. Lotz	112,493	564,786	677,279	2.5%
Paul Foley	—	—	—	*
David Butler	—	—	—	*
Michael Ferverda	—	75,000	75,000	*
Brian S. Gillman	11,435	88,000	99,435	*

All directors and executive officers as a group (13 Individuals)	430,744	1,542,205	1,973,249	7.3%

___________

* Less than 1%

(1) Includes options and warrants exercisable or convertible notes convertible on November 10, 2008 or within 60 days thereafter. Number of shares as reported by each company's Schedule 13G. Holdings of less than 1% are indicated by "*". Based upon 26,925,359 shares issued and outstanding as of November 10, 2008.

(2) Based solely on the most recently available Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007.

(3) Based solely on the most recently available Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007.

(4) Based solely on the most recently available Schedule 13G filed with the Securities and Exchange Commission on August 8, 2007. Heartland Advisors, Inc. shares dispositive power over 3,151,140 shares and voting power over 2,996,140 shares with William J. Nasgovitz, its president and principal shareholder.

(5) Based solely on the most recently available Schedule 13G filed with the Securities and Exchange Commission on September 5, 2007. Includes 1,469,887 shares issuable upon conversion of Mesa's convertible notes. QVT Financial LP shares voting and dispositive power over these shares with QVT Financial GP LLC, its general partner.

(6) Based solely on the most recently available Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007.

Shareholder Proposals for Action at the Company's Next Annual Meeting

A shareholder proposal for shareholder action at the Company's next Annual Meeting of Shareholders to be held in 2009, must be received by the Company's Secretary at the Company's offices no later than November 2, 2008, in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, Mesa Air Group, Inc., 410 North 44th Street, Suite 100, Phoenix, Arizona 85008. If a shareholder proposal is introduced at the 2009 Annual Meeting of Shareholders without any discussion of the proposal in the Company's proxy statement, and the shareholder does not notify the Company on or before March 3, 2009, as required by the Securities and Exchange Commission's Rule 14(a)-4(c)(1), of the shareholder's intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2009 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

Householding of Proxy Statement

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of its proxy statement to you if you call or write it at the following address or phone number: Mesa Air Group, Inc., 410 North 44th Street, Suite 100, Phoenix, Arizona 85008, 602-685-4000. If you would like to receive separate copies of annual reports and proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

Voting by Proxy

In order to ensure that your shares will be represented at the Special Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

By Order of the Board of Directors

Jonathan G. Ornstein,
Chairman of the Board and Chief Executive Officer

MESA AIR GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MESA AIR GROUP, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Mesa Air Group, Inc., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, dated November 24, 2008, and hereby appoints Jonathan G. Ornstein or Brian S. Gillman and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of MESA AIR GROUP, INC. to be held at the Company's headquarters, which are located at 410 North 44th Street, Suite 100, Phoenix, Arizona 85008, on December 22, 2008 at 10:00 a.m., Arizona time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. THE ISSUANCE OF SUCH NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AS MAY BE NECESSARY TO REPURCHASE ALL OF ITS OUTSTANDING SENIOR CONVERTIBLE NOTES DUE 2023 AND SENIOR CONVERTIBLE NOTES DUE 2024 IF THE COMPANY IS REQUIRED BY NOTEHOLDERS TO REPURCHASE SUCH NOTES IN ACCORDANCE WITH THE INDENTURES UNDER WHICH THE NOTES WERE ISSUED AND CERTAIN RELATED CONTRACTUAL AGREEMENTS WITH RESPECT TO THE 2023 NOTES, AND IF THE COMPANY ELECTS TO SATISFY ALL OR A PORTION OF ITS REPURCHASE OBLIGATIONS BY ISSUING SHARES OF ITS COMMON STOCK.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

2. THE ISSUANCE, IF NECESSARY, OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY RESULT IN A PERSON, PERSONS, A GROUP, OR GROUPS ACQUIRING MORE THAN 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK DUE TO THE COMPANY'S ISSUANCE OF SHARES OF COMMON STOCK IN SATISFACTION OF ITS NOTE REPURCHASE OBLIGATIONS.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3. THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 SHARES TO 900,000,000 SHARES.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"; (i) THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO REPURCHASE ALL OF ITS OUTSTANDING SENIOR CONVERTIBLE NOTES DUE 2023 AND SENIOR CONVERTIBLE NOTES DUE 2024 IN ACCORDANCE WITH THOSE CERTAIN FORBEARANCE AGREEMENTS RELATING TO SENIOR CONVERTIBLE NOTES DUE 2023 AND THE INDENTURE DATED FEBRUARY 10, 2004, RESPECTIVELY, (ii) THE ISSUANCE, IF NECESSARY, OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY RESULT IN A PERSON OR GROUP ACQUIRING MORE THAN 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK DUE TO THE COMPANY'S REPURCHASE OF ITS OUTSTANDING SENIOR CONVERTIBLE NOTES DUE 2023 AND SENIOR CONVERTIBLE NOTES DUE 2024, (iii) AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK THE COMPANY MAY ISSUE FROM 75,000,000 SHARES TO 900,000,000 SHARES, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING. Dated: _________________________, 2008

Please sign exactly as your name appears on the front of this Proxy Card. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

SIGNATURES:
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Please return in the enclosed, postage-paid envelope.

I Will ________ Will not ______ attend the Meeting.